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                                                                    Exhibit 23.1


                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements of Mace Security International, Inc. on Form S-8 (Registration No. 333-31757, filed on July 22, 1997); on Form S-3 (Registration No. 333-87981, filed on September 28, 1999) and on Form S-4 filed on October 26, 1999 of our report dated September 14, 1999, with respect to the combined financial statements of 50's Classic Car Wash of Lubbock, Inc. and CRCD, Inc. included in Mace Security International, Inc.'s Current Report on Form 8-K dated August 25, 1999 (as amended November 5, 1999 on Form 8-K/A), filed with the Securities and Exchange Commission.


                                         /s/ D. Williams & Co., P.C.

Lubbock, Texas
November 4, 1999